                                                                   EXHIBIT 10.16

                    FULL RECOURSE, UNSECURED PROMISSORY NOTE

                             Santa Clara, California

$ 250,000                                                         April 10, 2001

       This Secured Promissory Note (the "NOTE") is being tendered by JAMES CHAPMAN ("BORROWER") to Transmeta Corporation, a Delaware corporation (the "Company").

       1. OBLIGATION. In exchange for the loan made as of the date first set forth above by the Company to Borrower of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) (the "PRINCIPAL'), receipt of which is hereby acknowledged by Borrower, Borrower hereby promises to pay to the order of the Company on or before the earlier to occur of (i) January 1, 2003 or (ii) 30 days following the date that Borrower's employment with the Company (or its successor or an affiliate of the Company) is terminated, at the Company's principal place of business located at 3940 Freedom Circle, Santa Clara, California 95054, or at such other place as the Company may direct, all of the Principal which then remains outstanding, together with interest compounded annually on the unpaid portion of the Principal at the rate of six percent (6.0%), which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the date hereof, and does not exceed the highest rate permitted by applicable law. All payments hereunder shall be made in lawful tender of the United States. Borrower's obligations hereunder are not, and shall continue not to be, subordinated to any other debt obligation that Borrower is currently, or in the future may be, subject to.

       2. FORGIVENESS.

              a. Notwithstanding the foregoing, however, if Borrower continuously remains an employee of the Company (or its successor or an affiliate of the Company) from the date hereof until and through December 31, 2001, then effective December 31, 2001, an amount of Principal equal to one-half of the original Principal and all then accrued and unpaid interest on this portion of the principal only shall be forgiven.

              b. Further, notwithstanding the foregoing, if Borrower continuously remains an employee of the Company (or its successor or an affiliate of the Company) from the date hereof until and through December 31, 2002, then, effective December 31, 2002, all then accrued and unpaid interest hereunder and all then unpaid Principal shall be forgiven and no longer payable hereunder.

              c. Further, notwithstanding the foregoing, upon the death of Borrower, if Borrower had prior to such occurrence continuously remained an employee of the Company (or its successor or an affiliate of the Company) since the date hereof, all then accrued and unpaid interest hereunder and all then unpaid Principal shall be forgiven and no longer payable hereunder.

              d. Further, notwithstanding the foregoing, if the Company (or its successor or an affiliate of the Company) shall terminate the employment of Borrower without Borrower's consent, and the date of such termination occurs before December 31, 2001, all then accrued and unpaid interest hereunder and an amount of Principal equal to (A) the fraction derived by dividing (i)the number of full calendar months elapsed between January 1, 2001 and the date of such termination by (ii) 12, multiplied by (B) one-half of the original Principal hereunder, shall be forgiven and no longer payable hereunder.

              e. Further, notwithstanding the foregoing, if Borrower continuously remains an employee of the Company (or its successor or an affiliate of the Company) from the date hereof until and through December 31, 2001 and if the Company (or its successor or an affiliate of the Company) shall thereafter terminate the employment of Borrower without Borrower's consent, and the date of such termination occurs before December 31, 2002, all then accrued and unpaid interest hereunder and an amount of Principal equal to (A) the fraction derived by dividing (i) the number of full calendar months elapsed between January 1, 2002 and the date of such termination by (ii) 12, multiplied by (B) all then unpaid Principal hereunder, shall be forgiven and no longer payable hereunder.

              f. In the event of each, if any, such forgiveness of debt the Company shall thereafter pay to Borrower amounts equal to the amounts by which the U.S. federal and state income taxes payable by Borrower related to such forgiveness, and the gross-up payment(s) for such forgiveness, exceed the U.S. federal and state income taxes which would have been payable by Borrower had such debt not been forgiven and such gross-up payments(s) not been made; provided, however, that the Company shall have no such obligation to make any such payment until after the Company has received evidence reasonably satisfactory to the Company of such greater amount of income taxes.

              g. Borrower acknowledges that there may be adverse tax consequences upon entering this Note and that Borrower should consult his own tax adviser. Nothing in the Note shall confer on Borrower any right to continue in the employ of, or other relationship with, the Company (or its successor or an affiliate of the Company), or limit in any way the right of the Company (or its successor or an affiliate of the Company) to terminate Borrower's employment or other relationship at any time, with or without cause.

       3. EVENTS OF DEFAULT. Borrower will be deemed to be in default under this Note upon the occurrence of any of the following events (each, an "EVENT OF DEFAULT"): (i) Borrower's failure to make any payment when due under this Note;
(ii) the failure of Borrower to perform any obligation under this Note or any other breach by the Borrower of this Note; (iii) the filing regarding Borrower of any voluntary or involuntary petition for relief under the United States Bankruptcy Code or the initiation of any proceeding under federal law or law of any other jurisdiction for the general relief of debtors, provided, however, with respect to an involuntary petition for relief, such petition has not been dismissed within thirty days after the filing of such petition; or (iv) the execution by Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Borrower's assets or property.

       4. ACCELERATION; REMEDIES ON DEFAULT; FULL RECOURSE; NO SECURITY. Upon the occurrence of any Event of Default, all Principal and interest owed under this Note shall become immediately due and payable without notice or demand on the part of the Company, and the Company will be entitled to exercise any or all of its rights and remedies under this Note. Performance of Borrower's obligations under this Note is not secured. However, upon any Event of Default, the Company will have, in addition to its rights and remedies under this Note, full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available to the Company.

       5. PREPAYMENT. Prepayment of Principal and/or any other amounts owed under this Note may be made at any time without penalty. Unless otherwise agreed in writing by the Company, each payment will be applied to the extent of available funds from such payment in the following order: (i) first to the accrued and unpaid costs and expenses under this Note; (ii) then to accrued but unpaid interest, and (iii) lastly to the Principal.

       6. CONFIDENTIALITY OF NOTE. Borrower hereby agrees not to disclose the existence and terms of this Note, or the fact that the loan evidenced by this Note was made, except to (i) the spouse and any tax accountant of the Borrower so long as any such spouse or tax accountant also agrees not to disclose the existence or terms of this Note or the fact that the loan evidenced by this Note was made or (ii) governmental tax authorities.

       7. GOVERNING LAW; WAIVER, JURISDICTION. The validity. construction and performance of this Note will be governed by the internal laws of the State of California, excluding that body of law pertaining to conflicts of law. No course of dealing between Borrower and the Company will operate as a waiver or modification of any party's rights or obligations under this Note. No delay or failure on the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion. This Note may be amended only by a writing executed by Borrower and the Company. Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence. Borrower, by his execution of this Note, hereby irrevocably submits to the in personam jurisdiction of the state courts of the State of California and of the United States District Court for the Northern District of California that are located in Santa Clara County, California, for the purpose of any suit, action or other proceeding arising out of or based upon this Note.

       8. ATTORNEYS' FEES. If suit is brought for collection of this Note, Borrower agrees to pay all reasonable expenses, including attorneys' fees, incurred by the holder or Company in connection therewith whether or not such suit is prosecuted to judgment.

       9. ASSIGNMENT. This Note is freely transferable and assignable by the Company or its transferees. Any reference to the Company herein will be deemed to refer to any subsequent transferee of this Note at such time as such transferee holds this Note. This Note may not be assigned or delegated by Borrower, whether by voluntary assignment or transfer, operation of law or otherwise.

       IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.



James Chapman                              /s/ James N. Chapman
-----------------------------------        -------------------------------------
Borrower's Name                            Borrower's Signature


TRANSMETA CORPORATION



By: /s/ Merle A. McClendon
-----------------------------------
    Merle A. McClendon
    Chief Financial Officer